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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 12, 2001



                          Citadel Holding Corporation
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            (Exact name of registrant as specified in its charter)


           Nevada                          1-8625                95-3885184
           ------                          ------                ----------
(State or other jurisdiction     (Commission Identification   (I.R.S. Employer
of File Number  incorporation)             No.)              Identification No.)




550 South Hope Street, Suite 1825, Los Angeles CA                   90071
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (213) 239-0540



                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     The following information is being filed to set forth a current description of the capital stock of Citadel Holding Corporation ("Citadel").

GENERAL

     The authorized capital stock of Citadel, as set forth in its Amended and Restated Articles of Incorporation (the "Articles"), consists of (i) 100,000,000 shares of Class A Non-voting Common Stock, par value $0.01 per share (the "Class A Common Stock"), (ii) 20,000,000 shares of Class B Voting Common Stock, par value $0.01 per share (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"), and (iii) 20,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). As of December 31, 2000, there were 7,958,379 shares of Class A Common Stock, 1,989,585 shares of Class B Common Stock, and no shares of Preferred Stock outstanding. The Common Stock is listed on the American Stock Exchange.

COMMON STOCK

     Voting Rights. The Class A Common Stock is entitled to a class vote on any
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proposed amendment to the Articles or any merger transaction that would adversely affect any preference or any other special right previously given to the holders of the Class A Common Stock or any dissolution or liquidation in which holders of Class A Common Stock would receive securities with less favorable rights, privileges or preferences. The Class A Common Stock has no other voting rights. The Class B Common Stock is entitled to one vote per share on all matters submitted to a stockholder vote.

     Liquidation Rights. The holders of Class A Common Stock and the Class B
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Common Stock have the same rights in the event of a liquidation, dissolution or winding up of Citadel. In any such event, whether voluntary or involuntary, before any payment or distribution of the assets of Citadel (whether capital or surplus) is made to or set apart for the holders of any class or classes or series of stock or other securities of Citadel ranking junior to the Common Stock upon liquidation, dissolution or winding up, and after the payment or distribution to the holders of any class or classes or series of stock or other securities of Citadel ranking prior to the Common Stock upon liquidation, dissolution or winding up, the holders of the Common Stock (together with the holders of any series of Preferred Stock which, pursuant to the resolution or resolutions of the Board of Directors providing for the issue of such series, will be entitled to participate therein with the holders of the Common Stock) will be entitled to participate equally, share for share as if a single class, in any further payment or distribution of the assets of Citadel.

     Dividends. The holders of the Class A Common Stock and the Class B Common
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Stock (together with the holders of any series of Preferred Stock which, pursuant to the resolution or resolutions of the Board of Directors providing for the issue of such series, will be entitled to


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participate therein with the holders of the Common Stock) will be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be lawfully declared by the Board of Directors. The holders of the Class A Common Stock and the Class B Common Stock will be entitled to receive such dividends or distributions as may be paid or made with respect to the Common Stock in equal amounts, share for share, as if a single class of securities. However, in the event that any dividend is declared on the Class B Common Stock payable in shares of Class B Common Stock, such dividend will be declared at the same rate per share on the Class B Common Stock and Class A Common Stock, but the dividend payable on shares of Class B Common Stock will be payable in shares of Class B Common Stock and the dividend payable on shares of Class A Common Stock will be payable in shares of Class A Common Stock. In addition, if Citadel in any manner splits, subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock will be split, subdivided or combined in the same manner proportionately and on the same basis per share, and vice versa.

     Other Rights, Preferences and Privileges. Except as to the voting and
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dividend rights described above, all shares of Class A Common Stock and Class B
Common Stock have identical rights, preferences and privileges.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series; and the Board of Directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights (whole, limited or none), redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges, limitations and restrictions applicable to each such series of Preferred Stock. The issuance of the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Class B Common Stock, and, under certain circumstances, make it more difficult for a third party to gain control of Citadel; such issuance also could adversely affect the distributions on and liquidation preference of the Common Stock by creating one or more series of preferred stock with distribution or liquidation preferences senior to the Common Stock.

     If shares of the Preferred Stock are issued as convertible securities, convertible into shares of Class A Common Stock or Class B Common Stock, the holders of Class A Common Stock or Class B Common Stock may experience dilution.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Articles include a provision which eliminates the personal liability of Citadel's directors and officers, except for liability arising in connection with (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions.

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ACQUISITIONS OF CONTROLLING INTEREST

     Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes ("NRS") restrict the ability to acquire control of an "issuing corporation." However, even if such provisions were potentially applicable to Citadel, the Articles expressly elect not to be governed by such sections of the NRS.

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     Sections 78.411 to 78.444, inclusive, of the NRS restrict the ability of a "resident domestic corporation" to engage in certain business combinations. However, even if such provisions were potentially applicable to Citadel, the Articles expressly elect not to be governed by such sections of the NRS.


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                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Citadel Holding Corporation


Date: January 12, 2001             By:  /s/ Andrzej J. Matyczynski
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